EXHIBIT 99.1

GEE Group Inc. Appoints Kim Thorpe Chief Financial Officer

GlobeNewswire June 19, 2018

NAPERVILLE, Ill., June 19, 2018 (GLOBE NEWSWIRE) -- GEE Group Inc.  (NYSE American: JOB) (the “Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced that it has appointed Kim Thorpe as Senior Vice President and Chief Financial Officer of GEE, effective June 15, 2018.

Mr. Thorpe joined the Company as Vice President of Finance on May 1, 2018. Prior to joining GEE, Mr. Thorpe served as a senior executive and chief financial officer of both publicly traded and privately-owned organizations. He has extensive knowledge of finance, treasury management, U.S. GAAP, IFRS, SEC reporting and compliance, tax planning and compliance and Sarbanes-Oxley Act compliance. Two of his past positions of note include having served as the CFO of a publicly traded specialty insurance group, and as the CFO and a senior leadership team member of a large insurance and financial services business unit of GE Capital.  Mr. Thorpe also was a partner of the international accounting firm, PricewaterhouseCoopers LLP.  He holds a BSBA in Accounting from the University of Florida and is a certified public accountant.

Mr. Thorpe replaces Andrew J. Norstrud, who is resigning his position as the Company’s chief financial officer to pursue other interests.  Mr. Norstrud also will continue to provide services to the company pursuant to a new consulting arrangement, through which he will provide assistance in the transition of his duties and focus on other projects including strategic acquisitions. Mr. Norstrud has served as the Company’s Chief Financial Officer since March, 2013, and previously as GEE’s Chief Executive Officer from March, 2014 to April 2015.

Derek Dewan, Chairman and Chief Executive Officer, said, “Andrew Norstrud has been an important part of the significant progress GEE has made over the last several years. We very much appreciate his contributions to the Company and look forward to working with him as a consultant on future projects. Dewan commented further, “Kim Thorpe is an exceptional and accomplished finance executive with superb business acumen and extensive experience. He has been working closely with Andrew since joining GEE to insure a smooth transition. We are fortunate to have his talents available to us for this key position.”

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

1

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

(904) 512-7504

invest@genp.com

SOURCE: GEE Group Inc.

2